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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                CONTACT:  Vicki Kessler
                                                               615-320-7532


               PINNACLE FINANCIAL PARTNERS ISSUES $10 MILLION IN
                           TRUST PREFERRED SECURITIES

         Nashville, Tenn., Dec. 30, 2003 - Pinnacle Financial Partners Inc., (Nasdaq: PNFP), the holding company of Pinnacle National Bank, today completed the issuance of $10 million in trust preferred securities.

         The trust preferred securities will be payable in 2034 and will pay quarterly dividends at a floating rate. Pinnacle anticipates that substantially all of the proceeds will be contributed to the capital of Pinnacle National Bank.

         "We have experienced extraordinary growth in our first three years," said Terry Turner, Pinnacle president and chief executive officer. "We anticipate the capital from today's issuance of trust preferred securities will support our core growth objectives for the foreseeable future."

         Turner said Pinnacle has for several months been evaluating various alternatives for raising capital. "Utilizing trust preferred securities allows us to raise capital while minimizing dilution of the company's earnings per share and return on equity," he said.

         FTN Financial Capital Markets, a division of First Tennessee Bank, and Keefe, Bruyette and Woods Inc. acted as placement agents for Pinnacle in the transaction.

         Pinnacle, having grown to $440 million in assets in less than three years, is the largest Nashville-based financial services firm and the fastest growing among the 181 commercial banks chartered in 2000.


                                     (more)

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         Pinnacle provides a full range of banking, investment and insurance products and services targeted at small- to mid-size businesses and their owners/operators. A number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients protect and distribute their assets.

         Pinnacle opened its first office in October 2000 in Commerce Center in downtown Nashville. Since then, the firm has added offices in Rivergate and Green Hills and in Brentwood and the Cool Springs area of Williamson County. Pinnacle recently announced it will open an office on West End Ave. in Nashville in 2004 and is in the site selection process for a third Williamson County office.

         More information on Pinnacle can be accessed at www.mypinnacle.com.

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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment, a more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.